HAM,
LANGSTON &
BREZINA, L.L.P.
Certified Public Accountants






                                                          EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Skreem Entertainment Corporation


We consent to the inclusion in this registration statement on Form S-B2 of our report, dated June 22, 2005, on our audit of the consolidated financial statements of Skreem Entertainment Corporation for the year ended March 31, 2005 and for the period from inception, August 19, 1999, to March 31, 2005. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
September 18, 2005